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                                                                  EXHIBIT 23.3.1



                          CONSENT OF DIRECTOR NOMINEE

        The undersigned, pursuant to Rule 438 under the Securities Act of 1933, as amended, consents to the use of his name in the Registration Statement on Form SB-2 of Centennial Specialty Foods Corporation as a person who is a Director Nominee of Centennial Specialty Foods Corporation.




                                             /s/ DAVID M. GREEN
                                             ----------------------------
                                             DAVID M. GREEN
                                             July 31, 2003